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                                                                    EXHIBIT 23.2


                       Consent of Independent Accountants



The Board of Directors
Ticketmaster Group, Inc.


     We hereby consent to the incorporation by reference in this registration statement of our report dated March 12, 1997, except for Notes 13 and 14, which are as of April 17, 1997, included in Ticketmaster Group, Inc.'s Annual Report on Form 10-K for the fiscal year ended January 31, 1997 and to all references to our firm included in this registration statement.

/s/ KPMG PEAT MARWICK, LLP

Los Angeles, California
July 14, 1997